Exhibit 99.1

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies	—or—	Akamai Technologies
617-444-3913		617-444-2804
jyoung@akamai.com		ssmith@akamai.com

AKAMAI REPORTS RECORD REVENUE AND PROFITS

•	Revenue of $53.3 million, up 5 percent over previous quarter and up 28 percent over the same period last year

•	GAAP net income increased 65 percent quarter over quarter to $11.2 million, representing 21 percent of revenue

•	Normalized net income* of $12.2 million, or $0.09 per diluted share, an increase of 18 percent over previous quarter

CAMBRIDGE, Mass. – October 27, 2004 – Akamai Technologies, Inc. (NASDAQ: AKAM), the global leader of distributed computing solutions and services, today reported financial results for the third quarter ended September 30, 2004. Revenue for the third quarter 2004 was $53.3 million, a 5 percent increase over second quarter 2004 revenue of $50.8 million, and a 28 percent increase over third quarter 2003 revenue of $41.8 million.

“We continue to benefit from increased utilization of Akamai services by businesses and government agencies to deliver more of their business processes, Web applications and content over the Internet,” said George Conrades, chairman and CEO of Akamai. “By helping customers overcome Internet bottlenecks and achieve their demanding online objectives, our business continues to expand with existing accounts while we add new customers to our platform.”

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the third quarter of 2004 was $11.2 million, or $0.08 per diluted share, a 65 percent increase over previous quarter net income of $6.8 million, or $0.05 per diluted share, and a $15.1 million improvement over third quarter 2003 net loss of $3.9 million, or negative $0.03 per share. The Company generated normalized net income* of $12.2 million, or $0.09 per diluted share in the third quarter 2004, matching the First Call consensus estimate of $0.09 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

Adjusted EBITDA* for the third quarter of 2004 was $17.9 million, up from $17.7 million in the prior quarter, and an increase of 53 percent over the Adjusted EBITDA of $11.7 million in the third quarter of 2003. Adjusted EBITDA as a percent of revenue was 34 percent. (*See Use of Non-GAAP Financial Measures below for definitions.)

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Cash from operations increased 17 percent to $14.5 million in the third quarter as compared to the second quarter of 2004 and is up significantly from $1.1 million generated in the third quarter of 2003. Also during the quarter, the Company further reduced long-term debt by retiring $13.1 million in principal amount of its 5 1/2 percent convertible subordinated notes due in 2007. The Company’s diligent efforts to reduce long-term debt have resulted in a decrease of annual interest payments by nearly $10 million since 2003.

At September 30, 2004, the Company had approximately 125.9 million shares of common stock outstanding, and had approximately $120 million of cash, cash equivalents and marketable securities.

Customers

The number of total customers under long-term services contracts increased by 4 percent from second quarter 2004 to 1,258, the highest level in three years, and the seventh consecutive quarter of net customer growth.

New customers in the third quarter included Apple Vacations, California Lottery Commission, CanWest Interactive (Canada.com), Cox Newspapers, Inc., Ford, Lincoln and Mercury Divisions of Ford Motor Company, MSN Music, National Archives and Records Administration (NARA), National Oceanic and Atmospheric Administration (NOAA), Visa USA, and Vonage, among others.

Sales through resellers and outside the United States accounted for 26 percent and 18 percent of revenue for the third quarter of 2004, respectively.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 1100790.

About Akamai

Akamai® is the global leader in distributed computing solutions and services, making the Internet predictable, scalable, and secure for conducting profitable e-business. The Akamai on demand platform enables customers to easily extend their Web operations – with full control – anywhere, anytime, without the cost of building out infrastructure. Headquartered in Cambridge, Massachusetts, Akamai serves hundreds of today’s most successful enterprises and government agencies around the globe. Akamai is The Business Internet. For more information, visit www.akamai.com.

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Financial Statements

Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	September 30,	December 31,
	2004	2003
Assets
Cash and cash equivalents	$44,545	$160,074
Restricted cash	—	5,000
Marketable securities	27,095	4,184
Restricted marketable securities	932	726
Accounts receivable, net	28,525	20,727
Prepaid expenses and other current assets	7,189	11,705

Current assets	108,286	202,416
Marketable securities	43,502	34,449
Restricted marketable securities	3,722	3,922
Property and equipment, net	21,811	23,878
Goodwill and other intangible assets, net	5,140	5,176
Other assets	6,526	9,100

Total assets	$188,987	$278,941

Liabilities and stockholders’ deficit
Accounts payable and accrued expenses	$42,045	$42,231
Other current liabilities	3,623	20,429

Current liabilities	45,668	62,660
Other liabilities	5,441	5,635
Convertible notes	281,489	386,000

Total liabilities	332,598	454,295
Stockholders’ deficit	(143,611)	(175,354)

Total liabilities and stockholders’ deficit	$188,987	$278,941

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2004	2004	2003	2003	2004	2003
Revenues	$53,286	$50,786	$41,767	$37,759	$152,439	$116,090
Costs and operating expenses:
Cost of revenue*	11,748	11,083	14,207	15,764	34,977	47,789
Research and development	3,222	2,872	3,595	2,995	8,788	10,062
Sales and marketing	12,965	13,671	11,787	12,049	40,646	34,925
General and administrative*	11,874	10,521	13,318	15,987	33,592	45,148
Amortization of other intangible assets	12	12	12	12	36	2,222
Restructuring charges (benefit)	—	—	—	1,299	—	(8,521)

Total costs and operating expenses	39,821	38,159	42,919	48,106	118,039	131,625

Operating income (loss)	13,465	12,627	(1,152)	(10,347)	34,400	(15,535)
Interest expense, net	1,533	2,045	4,343	4,268	6,736	12,839
Loss on early extinguishment of debt	634	3,264	—	—	5,916	—
Loss (gain) on investments, net	79	—	(1,637)	—	68	(1,622)
Other (income) expense, net	(101)	85	(31)	(92)	122	172

Income (loss) before provision for income taxes	11,320	7,233	(3,827)	(14,523)	21,558	(26,924)
Provision for income taxes	71	430	82	123	585	278

Net income (loss )	$11,249	$6,803	$(3,909)	$(14,646)	$20,973	$(27,202)

Net income (loss) per share:
Basic	$0.09	$0.06	$(0.03)	$(0.13)	$0.17	$(0.23)
Diluted	$0.08	$0.05	$(0.03)	$(0.13)	$0.16	$(0.23)
Shares used in per share calculations:
Basic	125,618	123,645	118,596	117,109	123,789	117,368
Diluted	134,349	133,463	118,596	117,109	133,557	117,368

*	Includes depreciation (see supplemental tables for figures)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2004	2004	2003	2003	2004	2003
Supplemental financial data (in thousands):
Network-related depreciation	$3,205	$3,793	$7,487	$9,146	$11,517	$27,253
Other depreciation	$943	$1,038	$3,270	$4,239	$3,506	$12,137
Capital expenditures	$5,346	$4,575	$2,110	$1,857	$12,981	$6,169
End of period statistics:
Number of customers under recurring contract	1,258	1,214	1,151	1,001
Number of employees	598	589	529	519
Number of deployed servers	15,064	14,916	14,488	14,372

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2004	2004	2003	2004	2003
Cash flows from operating activities:
Net income (loss)	$11,249	$6,803	(3,909)	$20,973	$(27,202)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of deferred financing costs	4,469	5,189	11,298	16,155	42,834
Equity-related compensation	249	274	2,056	1,056	8,295
Interest income on notes receivable for stock	—	—	(7)	—	(73)
Non-cash portion of loss on early extinguishment of debt	178	1,006	—	2,161	—
Non-cash portion of restructuring charges	—	—	—	—	144
Loss on investments, property and equipment and foreign currency, net	(72)	34	(1,918)	118	(2,069)
Provision for doubtful accounts	(186)	(30)	340	(422)	184
Changes in operating assets and liabilities:				—
Accounts receivable, net	(2,076)	(1,696)	(3,589)	(7,105)	(7,479)
Prepaid expenses and other current assets	2,057	(37)	1,528	4,494	3,464
Accounts payable, accrued expenses and other current liabilities	281	1,755	(3,551)	(168)	1,008
Accrued restructuring	(354)	(474)	(1,961)	(1,278)	(21,322)
Deferred revenue	(2,016)	(393)	501	(1,236)	464
Other noncurrent assets and liabilities	769	47	307	914	(23,986)

Net cash provided by (used in) operating activities:	14,518	12,478	1,095	35,662	(25,738)

Cash flows from investing activities:
Purchases of property and equipment and capitalization of internal-use software	(5,346)	(4,575)	(2,110)	(12,963)	(6,169)
Purchase of investments	(10,039)	(37,867)	(10,071)	(60,374)	(10,071)
Proceeds from sale of property and equipment	—	—	28	9	114
Proceeds from sales and maturities of investments	13,100	3,400	1,882	28,225	10,639
Decrease in restricted cash held for note repurchases	—	—	—	5,000	—

Net cash (used in) provided by investing activities	(2,285)	(39,042)	(10,271)	(40,103)	(5,487)

Cash flows from financing activities:
Payments on capital leases	(137)	(134)	(142)	(402)	(1,301)
Proceeds from note receivable for stock	—	—	1,770	—	1,770
Proceeds from the issuance of 1% convertible senior notes, net of financing costs	—	—	—	24,313	—
Repurchase and retirement of 5 1/2% covertible subordinated notes	(13,115)	(68,523)	—	(144,511)	—
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	1,095	6,617	161	9,890	1,896

Net cash (used in) provided by financing activities	(12,157)	(62,040)	1,789	(110,710)	2,365

Effects of exchange rate translation on cash and cash equivalents	357	(167)	564	(378)	1,494

Net decrease in cash and cash equivalents	463	(88,771)	(6,823)	(115,529)	(27,366)
Cash and cash equivalents, beginning of period	44,082	132,853	90,719	160,074	111,262

Cash and cash equivalents, end of period	$44,545	$44,082	$83,896	$44,545	$83,896

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.

Akamai defines “Adjusted EBITDA” as net income (loss), before interest, taxes, depreciation, amortization, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, foreign exchange gains and losses, and loss on early extinguishment of debt. Akamai considers Adjusted EBITDA to be an important indicator of the company’s operational strength and performance of its business and a good measure of the company’s historical operating trend.

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Adjusted EBITDA eliminates items that are either not part of the company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment, net interest expense and restructuring activities, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and the capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated statement of cash flows in the company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income (loss)” as net income (loss) before amortization of intangible assets, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, and loss on early extinguishment of debt. Akamai considers normalized net income (loss) to be another important indicator of the overall performance of the company because it eliminates the effects of events that are either not part of the company’s core operations or are non-cash.

Adjusted EBITDA and normalized net income (loss) should be considered in addition to, not as a substitute for, the company’s operating income (loss) and net income (loss), as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

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Reconciliation of GAAP net income (loss) to normalized net income (loss)
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2004	2004	2003	2003	2004	2003
Net income (loss)	$11,249	$6,803	$(3,909)	$(14,646)	$20,973	$(27,202)
Amortization of intangible assets	12	12	12	12	36	2,222
Equity-related compensation	249	274	2,056	3,268	1,056	8,295
Restructuring charges (benefit)	—	—	—	1,299	—	(8,521)
Loss (gain) on investments, net	79	—	(1,637)	—	68	(1,622)
Loss on early extinguishment of debt	634	3,264	—	—	5,916	—

Total normalized net income (loss):	12,223	10,353	(3,478)	(10,067)	28,049	(26,828)
Interest expense, net	1,533	2,045	4,343	4,268	6,736	12,839
Provision for income taxes	71	430	82	123	585	278
Depreciation and amortization	4,148	4,831	10,757	13,385	15,023	39,390
Other (income) expense	(101)	85	(31)	(92)	122	172

Total Adjusted EBITDA:	$17,874	$17,744	$11,673	$7,617	$50,515	$25,851

Normalized net income (loss) per share:
Basic	$0.10	$0.08	$(0.03)	$(0.09)	$0.23	$(0.23)
Diluted	$0.09	$0.08	$(0.03)	$(0.09)	$0.21	$(0.23)
Shares used in per share calculations:
Basic	125,618	123,645	118,596	117,109	123,789	117,368
Diluted	134,349	133,463	118,596	117,109	133,557	117,368

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Akamai Statement Under the Private Securities Litigation Reform Act

The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services , inability to service and repay our outstanding debt and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.